Exhibit 99.1

Horizon Technology Finance Investment Portfolio Positioned to Generate Additional Net Investment Income from Increase in Interest Rates

97% of Horizon’s Debt Investments Priced at Floating Interest Rates
as of September 30, 2016

FARMINGTON, Conn., December 19, 2016 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today the potential positive impact to its investment portfolio of a rising interest rate environment following the Federal Open Market Committee’s (“FOMC”) increase in the federal funds rate target range by 25 basis points. Horizon expects each 25 basis points increase in the LIBOR rate will contribute approximately $264,000, or $0.02 per share, of net investment income (“NII”) annually to its operating results, calculated on the basic weighted shares outstanding as of September 30, 2016.

“For some time, Horizon has been shifting its focus to floating rate loans in anticipation of higher interest rates,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “As of September 30, 2016, 97% of the outstanding principal amount of our debt investments bore interest at floating rates with coupons that are structured to increase when interest rates rise. As a result, we believe Horizon is well positioned to experience both increasing income and expanding net interest margin in a rising interest rate environment, which the FOMC has signaled to in its comments.”

Based on Horizon’s September 30, 2016 consolidated statement of assets and liabilities (without adjustment for potential changes in the credit market, credit quality, size and composition of assets on the consolidated statement of assets and liabilities or other business developments that could affect net income), the following table shows the annual impact on the change in NII resulting from changes in interest rates, which assumes no changes in the Company’s investments and borrowings:

	Interest Income	Interest Expense	Change in Net Investment Income(1)	EPS(2)
Change in basis points	(In thousands, except per share data)
25 basis points	$277	$13	$264	$0.02
50 basis points	$735	$172	$563	$0.05
75 basis points	$1,199	$332	$867	$0.08
100 basis points	$1,637	$492	$1,145	$0.10
200 basis points	$3,217	$1,131	$2,086	$0.18
300 basis points	$4,532	$1,769	$2,763	$0.24

(1)	Excludes the impact of incentive fees based on pre-incentive fee net investment income.
(2)	EPS calculated on basic weighted shares outstanding of 11,549,508 as of September 30, 2016.

The potential higher net interest income resulting from any increase in the LIBOR rate would materialize throughout the Company’s 2017 operating period.

For information on certain countervailing risks associated with rising interest rates to Horizon’s business, financial condition and results of operations, please see “Risk Factors” in Horizon’s annual report on Form 10-K, which may be accessed at www.horizontechfinance.com.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Daniel R. Trolio	The IGB Group
Vice President of Finance and	Scott Eckstein / Leon Berman
Interim Chief Financial Officer	(212) 477-8261 / (212) 477-8438
(860) 674-9977	seckstein@igbir.com /lberman@igbir.com
dtrolio@horizontechfinance.com